Exhibit 23.2
BEHRE DOLBEAR
MINERALS INDUSTRY ADVISORS
BEHRE DOLBEAR & COMPANY (USA), INC.
February 18, 2011
Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
Re: Consent for Reference In Form lO-K Filing
Gentlemen:
Behre Dolbear & Company (USA), Inc. (Behre Dolbear) herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the United States Securities and Exchange Commission.
Please contact us if you require further assistance.
Sincerely,
/s/ BEHRE DOLBEAR & COMPANY (USA), INC.